Exhibit 10.1

SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES
PRELIMINARY THIRD QUARTER RESULTS
Company Reaffirms Fiscal Year Revenue Guidance of $22- $25 Million

SANTA BARBARA, Calif., October 10, 2002 — Superconductor Technologies Inc. (Nasdaq: SCON) (“STI” or the “Company”), the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, expects to report unaudited net revenues of approximately $4.6 to $4.8 million for the third quarter ended September 30, 2002, compared to previous guidance of $5.5 to $6.0 million in revenues. STI met its goals for commercial revenues during the third quarter. However, a delay in the signing of a final purchase order with a government agency led to the net revenue shortfall. STI management now anticipates receiving that contract during October and the company expects to meet its fiscal year expectations of $22- $25 million in revenues.

“We are encouraged by our continuous progress in developing the commercial wireless market for our flagship SuperFilter product line. Our third quarter commercial revenues met our expectations and our full year forecast remains firm,” stated M. Peter Thomas, president and chief executive officer of Superconductor Technologies Inc. “For the 2002 fiscal year, we expect commercial revenue to exceed prior years’ results by at least 130 percent. We are also seeing indications in the market that our growth will continue through 2003 and beyond.”

The Company plans to release final financial results for the third quarter 2002 in early November. An investor conference call will be announced as soon as a firm date is set.

In a separate press release today, STI and Conductus (Nasdaq:CDTS) jointly announced they have signed a definitive agreement to merge the two companies. In addition, the companies have secured firm commitments from existing shareholders and affiliated entities for a $15 million investment through a private placement, which is expected to close concurrent with and is contingent upon the close of the merger. The securities offered in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

About Superconductor Technologies Inc.

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks.

STI’s SuperLink™ products are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperFilter®, the company’s flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

More than 1,700 SuperFilter Systems have been deployed worldwide, logging in excess of 20 million hours of cumulative operation. In 2002, STI was named one of Deloitte & Touche’s prestigious “Technology Fast 50” companies for the Los Angeles area, a ranking of the 50 fastest-growing technology companies in the area.

SuperFilter and SuperLink are trademarks or registered trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI’s views on future commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: STI’s ability to expand its operations to meet anticipated product demands; the ability of STI’s products to achieve anticipated benefits for its customers; the anticipated growth of STI’s target markets; unanticipated delays in shipments to customers; STI’s ability to achieve profitability; the uncertainties of litigation and the outcome of patent litigation with ISCO International. STI refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update its forward-looking statements.

For further information please contact Martin McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4500, mmcdermut@suptech.com; or Investors, Lillian Armstrong, Lillian@lhai-sf.com or Moriah Shilton of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

###